Exhibit 99.1

Gaxos.ai Inc. Sells Gaming Assets to Game Foundry AI

Transaction streamlines operations and positions Gaxos to focus on revenue-generating, higher-margin opportunities

Roseland, NJ / June 24, 2026 – Gaxos.ai Inc. ("Gaxos" or the "Company"), a company developing artificial intelligence applications across various high-growth sectors, today announced that it had completed the sale of its gaming assets, including its portfolio of mobile games and Gaxos Gaming Labs, a generative AI service that empowers game developers and publishers, to Game Foundry AI, a privately-held company. The transaction was structured as an all-stock deal valued at approximately [$1.75] million.

The transaction marks a decisive step in Gaxos’ strategy to concentrate resources on its revenue-generating AI business lines and higher-margin commercial opportunities. By divesting its gaming portfolio, Gaxos is eliminating non-core assets, streamlining its operational focus, and reallocating attention toward business segments with stronger monetization potential.

“This transaction is about focus, discipline, and execution,” said Vadim Mats, CEO of Gaxos. “We believe the sale of our gaming assets allows us to sharpen our strategy around products and services that are better aligned with scalable revenue generation and long-term shareholder value. We are moving aggressively to concentrate on the areas where we see the clearest commercial opportunity.”

“Gaxos is entering its next phase with greater clarity and urgency,” added Mats. “Our objective is simple: reduce distractions, focus resources, and execute against the opportunities we believe can create meaningful value for shareholders.”

In addition, Gaxos has acquired 250,000 shares of common stock of Game Foundry AI for $200,000.About Game Foundry AI

Game Foundry AI is an Autonomous Ai game development company focused on building and scaling mobile games faster, smarter, and more efficiently. The company leverages artificial intelligence to accelerate game creation, streamline production, and support the development of hybrid-casual games designed for broad player appeal and scalable commercial potential.

About Gaxos.ai Inc.

Gaxos.AI is a technology company focused on reshaping the way people interact with artificial intelligence across everyday life and high-impact industries. More than a developer of applications, Gaxos.AI is building a portfolio of AI-powered solutions designed to make advanced technology more practical, accessible, and transformative. The company’s growing portfolio spans defense, health and wellness, entertainment, and productivity—bringing intelligent tools to markets where innovation can drive meaningful real-world outcomes. For more information, visit Gaxos.AI. You can also follow Gaxos.ai on LinkedIn for the latest updates and news.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Moreover, there can be no assurance that we will achieve the anticipated operational or financial benefits from the divestiture, or that we will realize value from the shares of common stock of Game Foundry AI received, as they are restricted securities with no established public trading market and may have limited or no realizable value. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Gaxos.ai Inc. Company Contact

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T: 1-888-319-2499